SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      April 1, 2005

CATALYST SEMICONDUCTOR, INC.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21488	77-0083129
(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Borregas Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

(408) 542-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 1, 2005, the Compensation Committee of the Board of Directors of Catalyst Semiconductor, Inc. granted stock options to the company’s executive officers.  The recipients and the number of shares subject to the options are as follows:  Gelu Voicu, president and chief executive officer, option to purchase 200,000 shares; Thomas Gay III, chief financial officer, option to purchase 80,000 shares; Sorin Georgescu, vice president of technology development, option to purchase 60,000 shares; George Smarandoiu, vice president of product design, option to purchase 60,000 shares; Irvin Kovalik, vice president of sales, option to purchase 60,000 shares; and Barry Wiley, vice president of corporate marketing, option to purchase 40,000 shares.

Each option has an exercise price of $4.27, which equals the closing price of the company’s common stock on the Nasdaq Stock Market on the date of grant.  In addition, one-fourth of the shares subject to each option will vest on the first anniversary of the date of grant, and one-forty-eighth of the shares subject to each option will vest each month thereafter.

The vesting of the option granted to each executive officer other than Mr. Voicu will be fully accelerated in the event of his involuntary termination within twelve months following a change of control of Catalyst Semiconductor.  In such event, the executive officer will also be entitled to exercise the option at any time during the one-year period following the involuntary termination, subject to the officer’s compliance with noncompetition and nonsolicitation obligations during that period.  For this purpose, an involuntary termination includes termination by the company other than for cause or the resignation of the executive officer due to relocation or a reduction in compensation or responsibilities.

The option granted to Mr. Voicu is also subject to acceleration and other provisions that are consistent with the terms of Mr. Voicu’s employment agreement dated May 23, 2003.  In the event of Mr. Voicu’s involuntary termination, the vesting of the option will accelerate with respect to that number of shares equal to the greater of (i) one-half of the then-unvested shares subject to the option or (ii) the number of unvested shares that would have vested in the twelve months following such termination.  In such event, Mr. Voicu will also be entitled to exercise the option at any time during the one-year period following the involuntary termination.  For this purpose, an involuntary termination includes termination by the company other than for cause or the resignation of Mr. Voicu due to relocation or a reduction in compensation or responsibilities.

In addition, in the event of a change of control of Catalyst Semiconductor following which Mr. Voicu is not made the chief executive officer of the successor corporation, all of the shares subject to Mr. Voicu’s option will become immediately vested and remain exercisable for a period equal to the longest period of time for which any stock options granted to a non-employee director are exercisable following the change of control.  These provisions, along with those described in the preceding paragraph, are subject to Mr. Voicu’s compliance with noncompetition and nonsolicitation obligations during the twelve month period following his termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 7, 2005

CATALYST SEMICONDUCTOR, INC.

By:	/s/ Gelu Voicu
Gelu Voicu
President and Chief Executive Officer

By:	/s/ Thomas E. Gay III
Thomas E. Gay III
Vice President, Finance and Administration and Chief Financial Officer